EXHIBIT 10.7
LANDSTAR SYSTEM, INC.
AMENDED AND RESTATED DIRECTORS STOCK COMPENSATION PLAN
ARTICLE I
PURPOSES AND TERM
     1.1 Purposes. The purposes of the Amended and Restated Landstar System, Inc. Directors Stock Compensation Plan (the “Plan”) are to enable Landstar System, Inc. (the “Company”) to attract, retain and motivate the best-qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing directors of the Company who are neither officers nor employees of the Company or any of its subsidiaries (such directors, the “Eligible Directors”) with compensation in the form of shares of the common stock, par value $0.01 per share, of the Company (“Shares”).
     1.2 Term. The Plan became effective as of the annual meeting of the stockholders of the Company (an “Annual Meeting”) held on May 15, 2003. The Plan shall continue in effect, unless sooner terminated pursuant to Article V, until February 5, 2013, the tenth anniversary of the date on which it was adopted by the Board of Directors of the Company (the “Board”). Awards made under the Plan prior to calendar year 2010 shall be governed by the terms and conditions set forth in the Plan at the time such awards were granted. Any awards made under the Plan during or following calendar year 2010 shall be made pursuant to and governed by the terms and conditions of the Plan as amended and restated herein.
ARTICLE II
ADMINISTRATION
     2.1 Rules, Interpretation and Determination. The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the purposes of the Plan, and to take all other actions that it deems necessary or advisable for administering the Plan. Any authority exercised by the Board under the Plan and any determination or interpretation made by the Board in respect of the Plan shall be exercised or made by it in its sole discretion, and all determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.
     2.2 Delegation by the Board. All the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by a committee of the Board to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities. Any authority duly exercised by such committee and any determination or interpretation made by such committee in the exercise of such authority shall be exercised or made in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons.

     2.3 Agents and Indemnification. The Board or any committee thereof may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. No member or former member of the Board or any committee thereof shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company’s Certificate of Incorporation and Bylaws, each member or former member of the Board or any committee thereof shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the Bylaws of the Company.
ARTICLE III
SHARE AWARDS
     3.1 Share Awards. During the remaining term of the Plan, each Eligible Director who is elected or re-elected at an Annual Meeting to serve a three-year term on the Board shall receive, on the first business day after such Annual Meeting, a number of Shares equal to the quotient of (i) $225,000 divided by (ii) the fair market value (as determined under the Amended and Restated Landstar System, Inc. 2002 Employee Stock Option and Stock Incentive Plan, as in effect from time to time (the “ESOSIP”)) of one Share on the date of grant, rounded to the nearest whole number of Shares. For the avoidance of doubt, and notwithstanding anything in this Plan to the contrary, no Shares shall be granted hereunder after the term of this Plan expires.
     3.2 Service of Fewer than Three Years. In the event that an Eligible Director commences service to the Board on a date during the term of the Plan that is between Annual Meetings, or otherwise commences a term of fewer than three years, such Eligible Director shall be entitled to receive a number of Shares equal to the quotient of (i) $225,000 multiplied by a fraction, the numerator of which is the number of days in such term and the denominator of which is 1,095, divided by (ii) the fair market value (as determined under the ESOSIP, as in effect from time to time) of one Share on the date of grant, rounded to the nearest whole number of Shares. The Eligible Director shall receive this pro rata number of Shares within 10 business days following his or her commencement of services.
     3.3 Adjustments. Subject to Article V, and provided that such adjustment is permitted under Section 409A of the Internal Revenue Code of 1986, as amended, the Board may at any time and from time to time adjust the time and form of payment and amount of any compensation payable under this Plan.

     3.4 Forfeiture of Shares. Except as otherwise determined by the Board, the Shares issued to an Eligible Director shall be forfeited upon the termination of such Eligible Director’s service as a director of the Company prior to the third anniversary of the Annual Meeting in respect of which such Shares were granted. Notwithstanding the foregoing, except as otherwise determined by the Board, the forfeiture provisions set forth in the immediately preceding sentence shall automatically lapse, subject to the Eligible Director’s continuous service through the applicable anniversary of such Annual Meeting, (i) with respect to one-third of such Shares on the first anniversary of such Annual Meeting and (ii) with respect to an additional one-third of such Shares on the second anniversary of such Annual Meeting.
     3.5 Restrictions on Disposition of Shares. Except as otherwise determined by the Board, for the three-year period following the Annual Meeting in respect of which the Shares were granted to an Eligible Director, neither such Eligible Director nor any of such Eligible Director’s heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any such Shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company’s capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law, other than a transfer of such Shares by operation of law to the estate of the Eligible Director upon the death of the Eligible Director, provided that such estate shall be bound by all provisions of the Plan). Notwithstanding the foregoing, the restrictions on the transfer of such Shares under this section shall automatically lapse (and the legend referred to in Section 3.5 shall be removed) upon the termination of such Eligible Director’s service as a director of the Company, to the extent such Shares are not forfeited under Section 3.4.
     3.6 Issuance of Stock Certificates; Legends. Upon the issuance of Shares pursuant to this Plan, the Company shall either (i) record on its books and records, in a manner generally consistent with its then current procedures for recording stock ownership, the Eligible Director’s ownership of an appropriate number of Shares, or (ii) deliver a certificate or certificates for the Shares issued by the Company in the name of the Eligible Director receiving such Shares, such certificate(s) to be delivered to or upon the order of such Eligible Director. Certificates for Shares issued hereunder shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of the Plan or any agreements between the Company and the Eligible Director with respect to such Shares including, without limitation, a legend reflecting the restrictions on the transfer of such Shares under Section 3.5, which will include, without limitation, the following language:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING TRANSFER RESTRICTIONS) CONTAINED IN THE LANDSTAR SYSTEM, INC. AMENDED AND RESTATED DIRECTORS STOCK COMPENSATION PLAN AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
     3.7 Securities Law Matters. The Board, in its discretion, may require an Eligible Director to make such representations and furnish such information, as it may consider appropriate in connection with the issuance of Shares in compliance with applicable laws, rules, and regulations.
ARTICLE IV
SHARES SUBJECT TO PLAN
     4.1 Shares Available. Subject to the provisions of Section 4.2, the maximum number of Shares that may be issued under this Plan may not exceed 200,000 in the aggregate.
     4.2 Adjustment in Capitalization. The number of Shares that are eligible for grant or available for issuance under this Plan may be adjusted by the Board if it shall deem such an adjustment to be necessary or appropriate to reflect any stock dividend, stock split or share combination, or any recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change.
     4.3 Delivery of Shares. Any Shares to be delivered under this Plan may consist, in whole or in part, of treasury shares or authorized but unissued shares not reserved for any other purpose.
ARTICLE V
TERMINATION, MODIFICATION AND AMENDMENT
     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the Shares is present in person or by proxy, no amendment or modification may (i) materially increase the benefits accruing to Eligible Directors under the Plan, (ii) except as expressly provided in Section 4.2, materially increase the number of Shares subject to the Plan, (iii) materially modify the requirements for participation in the Plan, or (iv) make any other amendment or modification that would require the approval of the stockholders of the Company under applicable laws, rules or regulations.

ARTICLE VI
GENERAL PROVISIONS
     6.1 Requirements of Law. The Plan, the obligations of the Company hereunder and the compensation of Eligible Directors shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of this Plan, no Shares shall be issued if the Board determines that such payment or issuance would result in a violation of applicable law, rule or regulation, including the federal securities laws and any applicable state or foreign securities laws. The Company shall not be obligated by virtue of any provision of the Plan to issue Shares in violation of any such laws, rules, or regulations, and neither the Company nor its directors or officers shall have any obligation or liability to any person because of such non-issuance.
     6.2 Listing of Shares. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any United States or non-United States federal, state or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares under this Plan, no Shares will be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.
     6.3 No Right to Remain as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director of the Company nor shall it impose any obligation on the part of any Eligible Director to remain in service to the Company.
     6.4 No Rights as a Stockholder. Except as provided in the Plan, neither an Eligible Director nor any person or persons to whom such Eligible Director’s Shares shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares unless and until a certificate for Shares is issued in respect thereof.
     6.5 Tax Withholding. The Company shall have the power to withhold, or require an Eligible Director to remit to the Company promptly upon notification of the amount due, an amount determined by the Company to be sufficient to satisfy all federal, state, local and foreign withholding tax requirements (if any) in respect of the issuance of Shares and the Company may defer the issuance of Shares until such requirements are satisfied. The Board may permit or require an Eligible Director to satisfy his tax withholding obligation hereunder in such other manner subject to such conditions, as the Board shall determine.

     6.6 Beneficiary Designation. Each Eligible Director under this Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Eligible Director’s death shall be paid to or exercised by the Eligible Director’s surviving spouse, if any, or otherwise to or by his estate.
     6.7 Controlling Law. This Plan shall be construed and enforced according to the laws of the State of Delaware without regard to its conflicts of laws principles.
     6.8 Freedom of Action. Subject to Article V, nothing in the Plan shall be construed as limiting or preventing the Company or any of its subsidiaries from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.
     6.9 Non-Exclusivity. Subject to applicable laws, rules and regulations, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors of the Company as it may deem desirable.
     6.10 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed for construction of the Plan.
     6.11 Severability. In the event that one or more provisions of this Plan shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.